NUMBER

V

SHARES

VANDA PHARMACEUTICALS INC.

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 921659 10 8

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

VANDA PHARMACEUTICALS INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

VANDA PHARMACEUTICALS INC. CORPORATE SEAL 2002 DELAWARE

TREASURER AND CHIEF FINANCIAL OFFICER

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
PROOF OF MARCH 1, 2005
VANDA PHARMACEUTICALS INC.
TSB 22903 FACE_lot 2
Operator: Teresa
NEW

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: R. JOHNS 212-269-0339X1
/ ETHER 7 / LIVE JOBS / V/ VANDA 22903 FC

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is a vector file, prints in PMS 206 and PMS 280. Screened logo is 20% of PMS 206 and PMS 280. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.